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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2004

Qwest Corporation
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

001-03040	84-0273800
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 992-1400
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

        On November 18, 2004, Qwest Corporation ("Qwest" or the "Company" or "we" or "us" or "our") is launching a private offering of an expected $250 million aggregate principal amount of unsecured debt securities (the "Notes") in a private placement to be conducted pursuant to Rule 144A under the Securities Act of 1933, as amended. The Notes will be part of the series of notes designated as 7.875% notes due 2011, of which $575 million in aggregate principal amount was issued on August 19, 2004. This offering provides Qwest even greater financial flexibility for funding its capital program while continuing its goal to reduce overall debt.

        This report does not constitute an offer to sell, or the solicitation of an offer to buy, securities. Any offers of the securities will be made only by means of a private offering circular. The securities will not be and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward Looking Statements Warning

        This Current Report on Form 8-K may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: our failure to consummate the offering; access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives; our and QCII's substantial indebtedness, and the inability to complete any efforts to de-lever our or its balance sheets through asset sales or other transactions; any adverse outcome of the current investigation by the U.S. Attorney's office in Denver into certain matters relating to QCII; adverse results of increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, our or QCII's inability to satisfy any resulting obligations from funds available to us, if any; potential fluctuations in quarterly results; volatility of QCII's stock price; intense competition in the markets in which we compete, including the likelihood of certain of our competitors emerging from bankruptcy court protection or otherwise reorganizing their capital structure and competing effectively against us; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; and any negative consequences as a result of our practice of distributing much or all of our net income each year to QCII.

        The information contained in this Current Report on Form 8-K is a statement of the our present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and our assumptions. We may change our intention, belief or expectation at any time and without notice, based upon any changes in such factors, in our assumptions or otherwise. The cautionary statements contained or referred to in this Current Report on Form 8-K should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

        By including any information in this Current Report on Form 8-K, we do not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST CORPORATION
Date: November 18, 2004	By:	/s/ STEPHEN E. BRILZ
	Name:	Stephen E. Brilz
	Title:	Secretary

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  Item 8.01. Other Events.
SIGNATURES